Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VoIP, Inc.

We consent to the inclusion in the Registration Statement on Form S-1 of VoIP, Inc. (filed on February 13, 2006) of our report dated March 16, 2005, except for Notes H, K, and N as to which the date is November 23, 2005, on our audit of the consolidated financial statements of VoIP, Inc. as of December 31, 2004, as filed with the Securities and Exchange Commission and to all references to our firm included in this registration statement.

/s/ Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida
February 13, 2006